Item 24(b). Exhibit 10. i.

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Massachusetts Mutual Life Insurance Company:

We consent to the use, in this Post-Effective Amendment No. 21 to Registration Statement No. 333-73406 on Form N-4 (the Registration Statement), of our report, dated March 10, 2021, with respect to the statements of assets and liabilities of Massachusetts Mutual Variable Annuity Separate Account 4 (comprised of the sub-accounts listed in Appendix A to the opinion issued with our report) as of December 31, 2020, and the related statements of operations and changes in net assets for each of the years or periods in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended, included herein in the Statement of Additional Information, which is part of the Registration Statement, and to the references to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 26, 2021

Consent of Independent Auditors

The Board of Directors of Massachusetts Mutual Life Insurance Company:

We consent to the use of our report dated February 24, 2021 included in the Post-Effective Amendment No. 21 to the Registration Statement on Form N-4 (333-73406) of Massachusetts Mutual Life Insurance Company (the Company) and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

Our report relating to the Company’s financial statements, dated February 24, 2021, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance (statutory accounting practices), which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with the statutory accounting practices.

/s/ KPMG LLP

Hartford, Connecticut
April 26, 2021